                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT 1973
                                  (Section 64)

          Registrasienommer van Maatskappy/Registration No. of Company

                                  99 16684 / 07

                            SERTIFIKAAT VAN INLYWING
                    van `n Maatskappy met `n aandelekapitaal

                          CERTIFICATE OF INCORPORATION
                       of a Company having a share capital

              Hierby word gesertifiseer dat/This is to certify that

             LEXSHALL 386 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

vandag ingelyf is kragtens die Maatskappywet, 1973 (Wet 61 van 1973), en dat die
Maatskappy `n maatskappy is met `n aandelekapitaal.

was this day  incorporated  under the Companies Act, 1973 (Act 61 of 1973),  and that the Company is a company having a share capital.

Geteken en geseel te pretoria  ophede  die/Signed  and sealed at Pretoria this 3 dag  van/day of August  Eenduisend  Negehonderd/One  Thousand  Nine  Hundred and
NINETY NINE.

               Registrateur van Maatskappye/Registrar of Companies

Seel van die Registrasiekantoor vir Maatskappye.
Seal of Companies Registration Office.
Hierdie  sertifikaat  is nie  geldig  nie,  tensy  geseel  deur die seel van die
Registrasiekantoor vir Maatskappye.
This  certificate  is not  valid  unless  sealed  by the  seal of the  Companies
Registration Office.

                                                                       Form CM 2

                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT 1973

                            MEMORANDUM OF ASSOCIATION
                       of a company having a share capital

                 [Section 54 (1); regulation 17 (1) and 17 (2)]

                      -------------------------------------

                           Registration No. of Company
                                  99 16684 / 07
                      -------------------------------------

Paste  receipt here of affix  revenue  stamps here or impress  revenue  franking impression here.

Name:

(a)  The name of the Company is:

          LEXSHELL 386 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

(B)  The name of the Company in the other official language of the Republic is:

          NONE

(c)  The shortened form of the name of the Company is:

          NONE

                                                                     Form CM 2A

                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT 1973

Purpose describing the main business:

          The main business which the Company to carry on:

          "An investment holding company."

Main object:

          The main object of the Company is:

          "To solely  operate as an investment  holding  company  subject to the special  exclusion from the plenary powers  contained in 5 (a) and the special condition in 6 of this memorandum."

Ancillary objects excluded:

          The specific ancillary objects,  if any, referred to in section 33 (1)
          of the Act, which are excluded from the unlimited ancillary objects of the Company.

          NONE

Powers:

          (a)  The specific powers or part of any powers of the company, if any, which are excluded from the plenary  powers or the powers set out in Schedule 2 to the Act:

               are to  declare  as a  divided  or  otherwise  distribute  to tis members profits arising from the realisation of its  investments, save in the case of a winding-up.

          (b)  The specific powers or part of any specific powers of the Company set out in  Schedule 2 to the Act,  if any,  which are  qualified under section 34 of the Act:

               NONE

Conditions:

               Any  special  conditions  which  apply  to the  Company  and  the requirements,  if any,  additional to those prescribed in the Act for their alteration:

               the  company  shall  operate  solely  as  an  investment  holding company,  i.e. to earn revenue from investments which are to form and remain  part of the fixed  capital of the company and to that end -

                                                                    Form CM 2B

                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT 1973

Pre-incorporation contracts (if any):

               NO PRE-INCORPORATION CONTRACTS

Capital:

(a)  Par Value:  The share capital of the Company is 1,000 (one thousand)  rand, divided into:

     (i)  1,000 ordinary par value shares of R1 rand/cent each;

     (ii) - preference par value shares of - rand/cents each;

           and

     (iii) - redeemable preference par value shares of - rand/cents each.

(b)  No par Value:

     (i)  The number of no par value ordinary shares is - ;

     (ii) the number of no par value preference shares is - ; and

     (iii) the number of redeemable no par value preference shares is -

                                                                      Form CM 2D

TANIA PETERSON, whose occupation is SECRETARY,  residing at: 16, CARNATION ROAD,
PRIMROSE, 1401

having a business address at:

          WERKSMANS CHAMBERS, 22, GIRTON ROAD, PARKTOWN, 2193

At the following postal address P.O.BOX 927, JOHANNESBUG, 2000 is desirous of forming a company in pursuance of this  memorandum of association and agree to take up the  number of shares in the  capital of the  Company,  set opposite my signature below.

Also agree to pay for the par value of the shares of the  Company as  determined by this  memorandum and to pay the number of no par value shares of the Company, that amount determined by the Company when the shares are issued to me.

Date and signature of subscriber: Number, in words, and type of share taken
                                            100 (ONE HUNDRED) ORDINARY PAR VALUE
                                                         SHARES OF R1 (ONE RAND)

Date and signature of witness:  Particulars of witness:

                                Full names:                MICHELLE MORGAN

                                Occupation:                PARA-LEGAL ASSISTANT

                                Residential address:       6, COSMOS ROAD,
                                                           PRIMROSE 1401

                                Business address:          WERKSMANS CHAMBERS,
                                                           22, GIRTON ROAD
                                                           PARKTOWN, 2193

                                Postal address:            PO BOX 927
                                                           JOHANNESBURG 2000

                            REPUBLIC OF SOUTH AFRICA

                               COMPANIES ACT 1973,
                                   AS AMENDED

                      ARTICLES OF ASSOCIATION OF A COMPANY
                 HAVING A SHARE CAPITAL NOT ADOPTING SCHEDULE 1

                       [Section 60 (1); regulation 18 (1)]

                      -------------------------------------

                           Registration No. of Company
                                  99 16684 / 07
                      -------------------------------------

               LEXSHELL 386  INVESTMENT  HOLDINGS  (PROPRIETARY)  LIMITED  ("the
               company")

               The articles of Table 8 contained in Schedule 1 to the  Companies
               Act, 1973, as amended, shall not apply to the company.

The articles of the company are as follows:

INTERPRETATION

1.   In the  interpretation  of these  articles  of  association  and unless the subject or context otherwise requires -

     1.1  the following words and expressions shall have the following meanings:

"Act"               the Companies  Act,  1973, as amended or re-enacted  and for the time being in force,  including any  regulations  framed thereunder and for the time being in force;

"Articles"          the  articles  of  association  for the time  being of the company;

"authorised         a person authorised,  in the manner prescribed by the Act,
 representative"    to act as the  representative  of a company  or other
                    body corporate at any general meeting of the company;

"capital"           the share capital or stated capital,  as the case may be, of the company;

"legal              any person who has  submitted  the  necessary
 representative"    proof of his appointment as:

                    a)   an  executor  of the  estate  of a  deceased  member or
                         trustee,  curator or guardian of a member  whose estate
                         has  been   sequestrated  or  who  is  otherwise  under
                         disability;

                    b)   the  liquidator of any member which is a body corporate
                         in the course of being wound up; or

                    c)   the  judicial  manager of any member which is a company
                         under judicial management;

"memorandum"        the  memorandum  of  association  for the time
                    being of the company;

"office"            the  registered  office  for the time  being of the
                    company;

"person"            includes  any  body  of  persons,  whether  or not
                    incorporated under any law of any country;

"Republic"          the   Republic   of  South   Africa  as  it  was
                    constituted on 31 May 1961;

"sign"              includes   the   reproduction   of  a  signature  by
                    lithography,  printing,  or any  kind of  stamp  or any
                    other  mechanical  process,  and  "signature"  has  the
                    corresponding meaning;

          1.2  words  importing  any gender  include the other genders and words importing the singular number include the plural, and vice versa;

          1.3  any word or  expression  which is defined in the Act and which is not otherwise  defined in these  articles  shall have the meaning assigned  thereto  in  the  Act  as  in  force  at  the  date  of incorporation of the company;

          1.4  these  articles  shall be deemed to  authorise  the company to do anything  which the Act empowers a company to do if so authorised by its articles, unless that authority is expressly excluded.

HEADINGS AND REFERENCES

2.   These articles are to be construed as not including:

          2.1  the headings to articles, and

          2.2  references in the left-hand margins to:

               2.2.1sections of the Act  designated  by the letter "S",  and the numbers of the sections referred to, and

               2.2.2articles in these articles designated by the letter "A", and the numbers of the articles referred to

                    which are for information only.

ISSUE OF SHARES

3.   Subject  to the  provisions  of the Act  and of the  memorandum  and  these articles,  and without  prejudice to any right previously  conferred on the holder of an issued share,  a general  meeting,  or the directors  with the prior approval of a general meeting, may by resolution:

          3.1  issue any shares (whether with or without any preferred, deferred or other  special right or  restriction,  in regard to dividends, voting, return of capital or otherwise):

          3.2  issue  preference  shares  which  are,  or at the  option  of the company are liable, to be redeemed;

               on  such  terms  and  conditions  as may be  determined  by  that resolution,  and may by similar  resolution,  but  subject to the provisions  of these  articles,  amend or add to such  terms  and conditions.

4.   Should there be any issued preference  shares in the capital,  the issue of further shares  ranking in priority to or pari passu with those  preference shares  shall be deemed to be a variation  of the rights  attached to those preference shares which adversely affects those rights.

5.   Subject to the  provisions  of the Act, the company may pay interest on any shares issued for the purpose of raising money to defray the expenditure of works or buildings or for the provision of plant.

CERTIFICATES

6.   Subject to the  provisions of the Act,  certificates  shall be issued under the authority of the directors in such manner and form as the directors may determine from time to time, provided that:

          6.1  if any member  requires more than one  certificate  in respect of shares registered in his name he shall pay such sum not exceeding twenty-five  cents,  as the directors may determine for each such certificate;

          6.2  if any  certificate  is  defaced,  lost or  destroyed,  it may be replaced on payment of such fee, if any, and on such terms as the directors may determine.

JOINT HOLDERS OF SHARES

7.   Where two or more persons are  registered  as the holders of any share they shall be deemed to hold that share jointly, and:

          7.1  notwithstanding  anything to the contrary in these  articles,  on the death,  sequestration,  liquidation  or legal  disability  of anyone of such joint holders the  remaining  joint holders may be recognised,  at the  discretion  of the  directors,  as the  only persons having title to such share;

          7.2  any one of such joint holders may give effectual receipts for any dividends,  bonuses  or  returns  of  capital  or other  accruals payable to such joint holders;

          7.3  only the joint  holder  whose name stands  first in the  register shall be entitled to delivery of the certificate relating to that share,  or to receive  notices  from the company  (and any notice given to such joint  holders  shall be deemed to be notice to all the joint holders);

          7.4  any one of the joint  holders of any share  conferring a right to vote may vote  either  personally  or by proxy at any  meeting in respect of such share as if he were solely entitled thereto,  and if more than one of such joint holders is present at any meeting, either  personally  or by proxy,  the joint  holder who tenders a vote and whose name stands in the register before the other joint holders  who are  present in person or by proxy shall be entitled to vote in respect of that share;

          7.5  the company  shall be  entitled  to refuse to register  more than five persons as the joint holders of a share.

TRANSFER OF SHARES

8.   Every  instrument  of  transfer  of a share  shall  be  left at the  office accompanied by the certificate of the shares to be transferred  and/or such other  evidence  as the  company  may  require  to prove  the  title of the transferor  or his right to transfer  the  shares.  Any  authority  to sign transfer deeds granted by a member for the purpose of  transferring  shares which may be lodged,  produced or  exhibited  with or to the company at the office  shall be deemed to remain in full force,  and the company may allow the same to be acted upon,  until written notice of the revocation  thereof is lodged at the office. Even after the lodging of such notice, the company may give effect to any  instrument  signed under the  authority to sign and certified  by any  officer  of the  company  as being in order  before  the lodging of such notice.

LEGAL REPRESENTATIVES

9.   A legal  representative  (not being one of several joint  holders) shall be the only person  recognised  by the company as a member or having any title to a share registered in the name of the member whom he represents.

10.  A legal  representative  shall be  entitled  to be  registered  as a member nomine officii in respect of any share registered in the name of any member whom he  represents  or to transfer  any such share to himself or any other person provided that:

          10.1 the  directors  shall in any of such cases have the same right to decline  or  suspend  registration  as they would have had in the case of a transfer of the share by the member in whose name it is registered;

          10.2 should  any  legal  representative  fail to  elect  either  to be registered  as a member or to transfer  any such share to himself or any other person within  ninety days after the directors  have given him notice  requiring him to do so, the directors  shall be entitled to withhold any dividends, bonuses, return of capital or other accruals in respect of such share until compliance with the notice.

TRUSTS IN RESPECT OF SHARES

11.  The directors may in their discretion  record in the company's  register of members  that any share is held in trust or by a nominee  and for whom that share is so held.

12.  The  instrument  of  transfer of a share shall be in the usual form or such other  form as the  directors  may  approve  and  shall  be  signed  by the transferor.

ALTERATION OF CAPITAL

13.  The company may, subject to the provisions of the Act:

          13.1 increase,  consolidate,  divide,  sub-divide or cancel all or any part of its capital;

          13.2 reduce its capital,  any capital  redemption reserve fund, or any share premium account;

          13.3 convert any of its share,  whether  issued or not, into shares of another class;

          13.4 convert  all  or  any  of  its  paid-up  shares  into  stock  and re-convert such stock into paid-up shares;

          13.5 convert any shares  having a par value into shares  having no par value;

          13.6 convert  any of its  issued  share of no par  value  into  shares having a par value.

FRACTIONS OF SHARES

14.  If, on any capitalisation issue or consolidation of shares,  members would, but for the  provisions  of this article,  become  entitled to fractions of shares,  the directors shall be entitled to sell the shares  resulting from the aggregation of such fractions on such terms and conditions as they deem fit for the benefit of the  relevant  members,  and any  director  shall be empowered to sign any instrument of transfer or other instrument  necessary to give effect to such sale.

VARIATION OF RIGHTS

15.  Subject to any right or restriction under which shares are held, the rights or restrictions  attached to all or any shares of any class may be amended, modified,  varied or cancelled by a general meeting,  provided that no such amendment,  modification,  variation  or  cancellation  which  directly  or indirectly  adversely affects those special rights or restrictions shall be effected without:

          15.1 the written  consent or  ratification  of the holders of at least three-quarters of the shares in question, or

          15.2 the  approval  of or  ratification  by a  resolution  passed at a separate general meeting of the holders of the shares in question in the same manner,  mutatis mutandis,  as a special  resolution, and the provisions of these articles relating to general meetings shall apply to any such separate general  meeting,  except that a quorum at any such general  meeting  shall be a member or members present in person or by proxy  holding at least  one-third of the issued shares of the class in question, provided that if a quorum is not so present the  meeting  shall be  adjourned  to the fifth business day thereafter and the members present or represented at the meeting to which the adjournment takes place shall constitute a quorum.

16.  Unless otherwise  provided by the terms of issue or by these articles,  any right or restriction attached to all or any class of shares shall be deemed not to be directly or indirectly adversely affected by:

          16.1 the creation or issue of any other shares ranking pari passu with
               (but not in  priority to any such  shares  already  issued by the company;

          16.2 the  cancellation  in terms of the act of any shares of any class in the capital.

GENERAL MEETINGS

17.  General  meetings  shall be held, in accordance  with the provisions of the
     Act, at such times and places as may be  determined by the  directors.  The notice of a general meeting shall state the place, day and hour of, and the nature of the business to be transacted at the general meeting.

18.  A member  shall be  entitled  to appoint a proxy to attend,  speak and vote
     (whether  on a show of  hands or on a poll)  in his  stead  at any  general meeting in accordance with the Act.

PROCEEDINGS AT GENERAL MEETINGS

19.  Unless a general meeting determines that there shall be a greater quorum, a quorum for a general  meeting shall be the minimum  number  required by the
     Act.

20.  Should a quorum not be present  within  thirty  minutes after the appointed time for a general  meeting,  the general  meeting,  if convened by or on a requisition  of  members,  shall be  dissolved  and in any other case shall stand  adjourned to the same day (or if that day is a public  holiday,  the next business day) in the net the same time and place,  and a quorum at the resumption of a general meeting shall be the minimum number required by the
     Act.

21.  The Chairman or,  failing him, a deputy  chairman of the  directors  (or if more than one of them is present  and  willing to act,  the most  senior of them) shall be the chairman of each general  meeting,  provided  that if no chairman or deputy  chairman  is present  and  willing to act,  the members present  shall elect one of the directors or, if no director is present and willing to act, a member, to be chairman of that general meeting.

22.  The Chairman of a general  meeting  shall,  if obliged to do so in terms of the Act, and may, in his discretion in any other circumstance, adjourn that general meeting from time to time.

23.  Subject to the  provisions  of the Act, it shall not be  necessary  to give notice of any adjournment of a general meeting.

24.  No business shall be transacted at the resumption of any adjourned  general meeting other than the business left unfinished at the general meeting from which the adjournment took place.

25.  Subject to any restriction as to voting to which any member or share may be subject, a member who is present:

          25.1 in person,  by authorised  representative  or by proxy shall have one vote on a show of hands;

          25.2 in person,  by authorised  representative or by proxy shall, on a poll,  have that  proportion  of the total  votes in the  company which the  aggregate  amount of the  nominal  value of the shares held by that member bears to the  aggregate of the nominal  value of all the shares issued by the company.

26.  At any general  meeting a resolution  put to the vote shall be decided by a show of hands  unless a poll is demanded (on or before the  declaration  of the result of a show of hands):

          26.1 by the Chairman of the meeting, or

          26.2 in accordance with the provisions of the Act.

27.  On a show of hands at a general meeting a declaration by the chairman as to the result of the voting on any particular  resolution and an entry to that effect in the minutes  shall be  conclusive  proof of that result,  without proof of the number or  proportions of votes recorded in favour of, against and as abstaining from such resolution.

28.  If a poll is demanded at a general meeting:

          28.1 on the  election  of a chairman  or on an  adjournment,  the poll shall be taken  immediately  and in such  manner  as the  general meeting  determines,  and a poll on any other  question  shall be taken at such  time and in such  manner  as the  chairman  of the general meeting directs;

          28.2 the  result of the poll shall be deemed to be the  resolution  of the general meeting at which the poll was demanded;

          28.3 the  demand  shall  not   preclude   the  general   meeting  from
               considering  any  question  other than that on which the poll has been demanded unless the general meeting decides otherwise;

          28.4 the demand may be withdrawn at any time.

29.  No  objection  shall be taken to the  admission  or  rejection  of any vote except at the general  meeting at which the vote in dispute is cast, or, if it is  adjourned,  the  resumption  thereof.  The  chairman of that general meeting or resumed general meeting shall determine any issue raised by such objection and his determination shall be final and binding.

30.  An ordinary resolution in writing signed by all members entitled to receive notice of and to attend and vote at a general meeting shall be as valid and effective as if it had been passed at a general meeting properly called and held. Any such resolution may consist of several  documents,  each of which may be  signed  by one or more  members  and  shall be  deemed to have been passed on the date on which it was signed by the last member who signed it, unless a statement to the contrary is made in that resolution.

PROXIES

31.  A proxy form,  power of attorney or other authority in respect of a general meeting shall be in writing and signed by or on behalf of the grantor.

32.  Subject to the provisions of the Act, a proxy form shall:

          32.1 be in such form as is approved or accepted by the directors;

          32.2 be deposited at the office not less than twenty-four hours before the time  appointed  for the  holding of he general  meeting,  or resumption  of an adjourned  general  meeting at which the person named therein proposes to vote;

          32.3 in addition to the authority conferred by the Act, except insofar as it provides otherwise, be deemed to confer the power generally to  act  at the  general  meeting  in  question,  subject  to any specific direction as to the manner of voting;

          32.4 be valid at every resumption of an adjourned  meeting to which it relates, unless the contrary is stated thereon;

          32.5 not be used at the resumption of an adjourned  general meeting if it could not have been used at the general  meeting from which it was  adjourned  for any reason  other than that it was not lodged timeously for the meeting from which the adjournment took place;

          32.6 not be valid  after the expiry of two months  after the date when it was signed unless it specifically provides otherwise.

33.  A vote cast or act done in accordance  with the terms of a proxy form shall be deemed to be valid notwithstanding:

          33.1 the previous death,  insanity,  or any other legal  disability of the person appointing the proxy, or

          33.2 the revocation of the proxy, or

          33.3 the transfer of a share in respect of which the proxy was given,

          unless notice as to any of the above-mentioned matters shall have been received  by the  company  at the  office  or by the  chairman  of the meeting at the place of the general meeting if not held at the office, before the  commencement  or resumption  (if adjourned) of the general meeting  at which the vote was cast or the act was done or before  the poll on which the vote was cast.

DIRECTORS

34.  Subject to the provisions of the Act:

          34.1 unless otherwise  determined by a general meeting,  the number of directors shall be not less than one nor more than nine;

          34.2 the first  directors may be appointed by the  subscribers  to the memorandum.

35.  A general  meeting or the directors shall have the power from time to time, to appoint anyone as a director,  either to fill a vacancy in the directors or as an additional director, provided that:

          35.1 the total  number of  directors  shall not at any time exceed the maximum number fixed by or in accordance with these articles;

          35.2 notwithstanding that a general meeting of all the directors shall have the power to appoint  anyone as a director,  at least one of the  directors  shall be  appointed  by the  company  in  general meeting;

          35.3 the  appointment of any director so appointed  shall cease at the conclusion  of the next  annual  general  meeting,  unless  it is confirmed at that annual general meeting.

36.  The  continuing  directors  may act,  notwithstanding  any vacancy in their number, but if and for so long as their number is reduced below the minimum number  of  directors  required  to act as such  for the  time  being,  the continuing directors may act only to:

          36.1 increase the number of directors to the required minimum, or

          36.2 summon a general meeting for that purpose, provided that if there is no  director  able or  willing  to act,  then any  member  may convene a general meeting for that purpose.

37.  Neither a director nor an alternate  director  shall be obliged to hold any qualification shares.

38.  The  remuneration  of the  directors  for their  services  as such shall be determined from time to time by a general meeting.

39.  The directors shall be paid all travelling,  subsistence and other expenses properly  incurred by them in the execution of their duties in or about the business  of the  company  and  which are  authorised  or  ratified  by the directors.

ALTERNATE DIRECTORS

40.  Each director may by notice to the company:

          40.1 nominate  anyone  or  more  than  one  person  in  the  alternate
               (including any of his  co-directors) to be his alternate  subject to the approval of the other directors of that  alternate,  which approval shall not be unreasonably withheld;

          40.2 at any time terminate any such appointment.

41.  The appointment of an alternate director shall terminate:

          41.1 when the director to whom he is an alternate director:

                  40.1.1   ceases to be a director;  or

                  41.1.2   terminates his appointment;  or

          41.2 if  the  directors  reasonably  withdraw  their  approval  to his appointment.

42.  An alternate director shall:

          42.1 only be  entitled  to  attend  or act or vote at any  meeting  of directors  if the  director  to  whom he is an  alternate  is not present, provided that:

                    42.1.1 he may  attend a meeting  of  directors  at which the director to whom he is an  alternate  is present if the
                         other directors agree thereto;

                    42.1.2 any person  attending  any meeting of  directors as a director in his own right  and/or as an  alternate  for
                         one or more directors shall have one vote in respect of
                         each director whom he represents,  including himself if
                         he is a director;

          42.2 only be entitled to sign a resolution  passed otherwise than at a meeting of directors  in terms of these  articles if the director to whom he is an  alternate is then absent from the town in which the office is situate, or is incapacitated;

          42.3 subject to the aforegoing,  generally  exercise all the rights of the  director  to  whom  he is an  alternate  in the  absence  or incapacity of that director;

          42.4 in all respects be subject to the terms and  conditions  existing with  reference  to the  appointment,  rights  and duties and the holding of office of the director to whom he is an alternate, but shall  not have any  claim of any  nature  whatever  against  the company for any remuneration of any nature whatever.

POWERS AND DUTIES OF DIRECTORS

43.  Subject to any limitation imposed by these articles,  the management of the business  and the control of the company  shall be vested in the  directors who,  in  addition  to  and  without  limitation  of the  powers  expressly conferred upon them by the Act or these articles,  may exercise or delegate to any one or more persons all such powers and do or delegate to any one or
     more  persons  the  doing  of  all  such  acts   (including  the  right  to
     sub-delegate)  as may be  exercised  or done by the  company and are not in terms of the Act or by these articles  expressly directed or required to be exercised  or done by a general  meeting,  subject,  nevertheless,  to that management and control:

          43.1 not be inconsistent with; and

          43.2 being in compliance with,

          any resolution passed by a general meeting.  No such resolution passed by a general  meeting shall  invalidate any prior act of the directors or any delegatee.

BORROWING POWERS

44.  The  directors  may  exercise all the powers of the company to borrow money and to mortgage or encumber its undertaking,  property and uncalled capital or any part thereof and to issue  debentures  or debenture  stock  (whether secured  or  unsecured),  whether  outright  or as  security  for any debt, liability or obligation of the company or of any third party.

45.  Notwithstanding the provisions of 44, no debt incurred or security given in breach of the  provisions of 44 shall be invalid or  ineffectual  except in the case of express  notice to the lender or the  recipient of the security at the time when the debt was incurred or security given to the effect that the provisions of 44 had been or were thereby breached.

INTERESTS OF DIRECTORS

46.  Subject to compliance  with the provisions of the Act, a director shall not be liable (in the absence of any  agreement to the  contrary) to account to the company  for any profit or other  benefit  arising out of any  contract entered  into  by  the  company  in  which  he is  directly  or  indirectly interested.

47.  A director  shall,  if he has, in  accordance  with the Act,  disclosed his interest (if it is material) in the relevant contract or arrangement:

          47.1 be counted in a quorum for the purpose of a meeting of  directors at which he is present to consider any matter, and

          47.2 be entitled to vote in regard to any matters,

          relating to any existing or proposed  contract or arrangement in which he is interested,  other than a contract or arrangement regulating his holding  of an  office  or place of  profit  under  the  company  or a subsidiary of the company.

DISQUALIFICATION OF DIRECTORS

48.  A director shall cease to hold office as such if he:

          48.1 is prohibited from being or is removed as or is disqualified from acting as a director of a company in terms of the Act;

          48.2 gives notice to the company of his resignation as a director with effect  from the date of, or such later date as is  provided  for in, such notice:

          48.3 absents  himself from meetings of directors  for six  consecutive months without the leave of the other directors, and they resolve that his office shall be vacated,  provided  that this  provision shall not apply to a director who is  represented by an alternate who does not so absent himself;

          48.4 is given notice,  signed by members holding in the aggregate more than 50% of the total voting rights on a poll of all members then entitled  to  vote  on  a  poll  at a  general  meeting,  of  the termination of his appointment.

PROCEEDINGS OF DIRECTORS

49.  The directors may:

          49.1 meet, adjourn and otherwise regulate their meetings as they think fit and any  director  shall be entitled to convene or direct the secretary to convene a meeting of the directors;

          49.2 determine  what notice  shall be given of their  meetings and the means of  giving  that  notice,  provided  that  any  such  prior determination  may be varied,  depending on the circumstances and reasons for the directors' meeting in question.

50.  Unless  otherwise  determined  by the company in general  meeting,  or by a meeting of the directors  (at which all the  directors  are  present),  the quorum necessary for the transaction of the business of the directors shall be a majority of the directors  for the time being in office.  A resolution of  directors  shall be passed by a majority of the votes of the  directors present at the meeting at which it is proposed.

51.  The directors may elect a chairman and a deputy chairman or deputy chairmen of the directors and determine the period for which each is to hold office.
     If more than one deputy  chairmen are elected,  the directors  shall,  upon their election,  determine the order of their seniority.  At any meeting of directors,  the  chairman  of the  directors,  or if he is not  present  or willing to act as such, the most senior deputy chairman present and willing to act as such,  shall act as chairman.  If no chairman or deputy  chairman has been elected,  or is present and willing to act as such,  the directors present at any  directors'  meeting  shall choose one of their number to be chairman of the meeting,

52.  Subject to the provisions of the Act, a resolution  signed by directors (or their  alternates,  if applicable)  whose number is not less than that of a quorum for a meeting of directors,  and inserted in the minute book,  shall be as  valid  and  effective  as if it had  been  passed  at a  meeting  of directors.  Any such resolution may consist of several  documents,  each of which may be  signed by one or more  directors  (or  their  alternates,  if applicable) and shall be deemed to have been passed on the date on which it was signed by the last  director  who signed it (unless a statement  to the contrary is made in that resolution).

EXECUTIVE DIRECTORS

53.  The directors may appoint from time to time one or more of the directors as executive  directors or as managing directors of the company, on such terms and conditions as to  remuneration  and otherwise (but for a maximum period of five years in the case of any one appointment) as may be determined from time to time by the directors.

54.  The  appointment  of an  executive  director  or managing  director  shall, without  prejudice  to any  claim of any  nature  whatever  which  any such director may have against the company, cease if for any reason he ceases to be a director.

DIVIDENDS

55.  A general meeting or the directors may declare dividends to any one or more classes of members  from time to time,  and with the  sanction of a general meeting any dividend  declared may be paid either  wholly or in part by the distribution  of such  specific  assets in such manner as the directors may determine.

56.  The company may transmit any dividend or other amount payable in respect of a share by ordinary post to the address of the holder  thereof  recorded in the  register or such other  address as the holder  thereof may  previously have  given  to the  company  in  writing,  and the  company  shall  not be responsible for any loss in transmission.

57.  Any dividend or other money payable on or in respect of a share:

          57.1 which is  unclaimed,  may be  retained  by the company and may be invested or used as the directors may deem fit for the benefit of the company until claimed by the member concerned;

          57.2 which is retained and unclaimed:

                    57.2.1 for twelve years, or

                    57.2.2 for three  years,  should the  company be wound up or deregistered,

          after the payment date of the dividend or money in question,  shall be forfeited  and revert to the  company or its  assigns and may be dealt with by the directors or such assigns as they deem fit;

          57.3 shall not bear interest against the company;

          and the company shall,  for the purpose of facilitating its winding up or  deregistration,  or the reduction of its share capital,  any share premium  account or capital  redemption  reserve  fund, be entitled by special  resolution  to  delegate to any bank,  registered  as such in accordance with the laws of the Republic, the liability for payment of any  such  dividend  or other  money,  payment  of which  has not been forfeited in terms of the aforegoing.

RESERVES

58.  The directors may:

          58.1 set aside and carry to a reserve  account any part of the profits of the company,  which may at their discretion be applied for any purpose  for which the  profits of the  company  may  properly be applied in such manner as the directors deem fit;

          58.2 divide any such reserve  account  into such  special  accounts as they deem fit and consolidate  such special accounts (or any part thereof) into one or more accounts.

CAPITALISATION

59.  The directors,  subject to the provisions of the Act, or a general meeting, on the recommendation of the directors, may resolve to capitalise the whole or any part of:

          59.1 any amount  available  for  distribution  as a  dividend  and not required for the payment or provision of dividends on  preference shares;

          59.2 any amount standing to the credit of any of the company's reserve
               accounts   (including  its  share  premium   account  or  capital
               redemption reserve fund);

          by applying  such amount in paying up in full  unissued  shares of the company,  to be issued to the  members in the same  proportions  as if those shares had constituted a dividend declared by the company.

WINDING UP

60.  If the company is wound up whether voluntarily or compulsorily:

          60.1 the assets  remaining  after  payment of the  liabilities  of the company and the costs of winding up shall be distributed  amongst the members in proportion  to the numbers of shares  respectively held by them, subject to the rights of any members to whom shares have  been  issued  on  special  conditions  and  subject  to the company's right to apply set-off  against the liability,  if any, of members for unpaid capital or premium;

          60.2 the liquidator,  with the authority of a special resolution,  may divide  amongst  the  members  in specie or kind the whole or any part of the assets and  whether  or not those  assets  consist of property of one kind or different kinds.

INDEMNITY

61.  Every director, alternate director, manager, secretary and other officer of the company and any person  employed by the company as its auditor shall be indemnified  out of the company's  funds against all liability  incurred by him in defending any proceedings (whether civil or criminal) arising out of any  actual or  alleged  negligence,  default,  breach of duty or breach of trust on his part in relation to the company in which judgement is given in his favour or in which he is acquitted or in connection  with any matter in which relief is granted to him by the court in terms of the Act.

NOTICES

62.  Subject to the provisions of these  articles,  a notice shall be in writing and shall be given or served by the  company  upon any  member or  director either by delivery or by sending it through the post,  properly  addressed, to:

          62.1 a member of his address shown in the register of members;

          62.2 a  director  at  his  postal  address  shown  in  the  directors'
               register.

63.  A member may by notice  require the company to record an address within the
     Republic  which  shall be deemed to be his  address  for the purpose of the service of notices.

64.  Every such notice shall be deemed,  until the  contrary is proved,  to have been received:

          64.1 if it is delivered, on the date on which it is so delivered;

          64.2 if it is sent by post, on the date on which it would  normally be received in the ordinary course of business of the post office.

65.  When a given  number of days'  notice or notice over any period is required to be given,  the date on which it is deemed  to be  received  shall not be counted in such number of days or period.

66.  The accidental omission to give notice of a general meeting or of a meeting of directors to or the non-receipt of, or delay in transmission through the post of, any such notice by or to any member or  director,  as the case may be, shall not invalidate any resolution passed at any such meeting.

PURCHASE OF ASSETS OR BUSINESS WITH RETROSPECTIVE EFFECT

67.  Should the company purchase:

          67.1 any asset or business with  retrospective  effect (whether or not the  effective  date  precedes the date of  incorporation  of the company)  on terms  that the  company  shall be  entitled  to the profits  and/or shall bear the losses in respect of that asset or business from the effective date;

          67.2 any share or  security,  with the right to receive  dividends  or interest,  accrued  in  respect  of  any  period  prior  to  such purchase, the company shall not be obliged to capitalise any such profits,  losses, dividends or interest, and the directors may in their  discretion  treat  the whole or any part  thereof  for all purposes as revenue profits or revenue losses of the company.

BRANCH REGISTER

68.  The company  shall be entitled to cause a breach share  register to be kept in any foreign  country and the directors may make such  provisions as they may think fit in respect of such branch share register.

PRIVATE COMPANY PROVISIONS

69.  The company is a private company and accordingly:

          69.1 the company  shall not offer any of its shares or  debentures  to the public for subscription;

          69.2 the directors may at any time in their discretion, without giving any reason therefor,  decline to register any transfer of shares, and the  directors  shall be deemed to have so decline until they have resolved to register the transfer;

          69.3 the  number  of  members  shall  not at  any  time  exceed  fifty
               (exclusive of persons who are in the employ of the company and of persons  who,  having been  formerly in the employ of the company were, while so employed, and have continued after the termination of such employment, to be members of the company).
                                                                     Form CM 44C

Signatories to articles of association

              Particulars of              Date and        Particulars of                 Date and
                subscribers               signature         witnesses                   signature
                -----------               ---------         ---------                   ---------

1. Full names        Tania Peterson                  1. Full names  Michelle Morgan

   Occupation             Secretary                     Occupation  Para-Legal Assistant

   Residential Address    WERKSMANS                     Residential Address
                     Chambers, 22 Girton                 WERKSMANS
                     Road, Parktown 2193                 Chambers, 22 Girton Road,
                                                         Parktown 2193
   Postal address   PO Box 927, JHB.2000                 Postal address
                                                         PO Box 927, JHB.2000

======================================= ============  ================================== ===============

1. Full names                                         1. Full names

   Occupation                                            Occupation

   Residential Address                                   Residential Address

   Postal address                                        Postal address

======================================= ============  ================================== ================

1. Full names                                         1. Full names

   Occupation                                            Occupation

   Residential Address                                   Residential Address

   Postal address                                        Postal address

======================================= ============  =================================== ===============

1. Full names                                         1. Full names

   Occupation                                            Occupation

   Residential Address                                   Residential Address

   Postal address                                        Postal address

======================================= ============  =================================== ===============

1. Full names                                         1. Full names

   Occupation                                            Occupation

   Residential Address                                   Residential Address

   Postal address                                        Postal address

======================================= ============  =================================== ===============
                                                                      Form CM 26
                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT, 1973

Special resolution                                                 Revenue stamp
(Section 200)                                     or revenue franking impression
(To be lodged in duplicate)

                           Registration No. of company
                                   99/16684/07

Name of company: LEXSHELL 386 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

Date notice given to members 19 Date resolution passed 15 November, 1999

Special   resolution   passed  in  terms  of  section   44(1)(a),62(1) of  the
Act/*paragraph of the memorandum/*article of the articles.

Consent to waive period of notice of meeting (CM25) attached

CONTENTS OF RESOLUTION (use reverse side if necessary)

Resolved:

          AS PER ANNEXURE "A" ATTACHED

Rubber stamp of company, if any or of secretaries.
--------------------------------------------------------------------------------
Date: 15 November, 1999 Signature:
                                                                        Director

                                          Name (in block capitals) MS T PETERSON

*Delete whichever not applicable.
--------------------------------------------------------------------------------

To be completed by company.

Herewith copy of special resolution as registered

     Registration No. of company             Date stamp of Companies
             99/16684/07                       Registration Office

Name of company: LEXSHELL 386 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

Postal Address: TO BE COLLECTED
                       BEDEKER

Not valid unless stamped by Registrar of Companies

                              A N N E X U R E " A "

SPECIAL RESOLUTION NUMBER 1

"RESOLVED that, the name of the company be changed from  LEXSHELL386  INVESTMENT
HOLDINGS (PROPRIETARY) LIMITED."

SPECIAL RESOLUTION NUMBER 2

"RESOLVED  THAT, the company's  existing main business and main object be and is hereby cancelled in its entirety and that in place thereof, the company adopts a new main business and main object to read as follows:

     `To provide consultancy  services to companies in the international  energy field and to identify  opportunities in the energy field,  both locally and abroad and all business allied thereto.'"

SPECIAL RESOLUTION NUMBER 3

"RESOLVED THAT, the company's articles of association are amended as follows:

`1 add new article number 6(a) and 6(b) to read as follows:

     ACQUISITION OF SHARES ISSUED BY THE COMPANY

6(a) Subject  to the  provisions  of the Act,  the  company  may with the  prior approval of a special  resolution of its  shareholders  in general  meeting acquire any shares issued by the company on the basis that:

        6(a).1 the price  payable on such  acquisition  may be paid out of the funds of or available to the company  resulting in a reduction of
               the  issued  share  capital,  share  premium,   reserves,  stated
               capital, or any capital redemption reserve fund of the company;

        6(a).2 the shares so acquired  shall be cancelled as issued shares and
               the  authorised   share  capital  of  the  company  shall  remain
               unaltered.

     ACQUISITION  OF SHARES IN HOLDING  COMPANY AND  ACQUISITION  BY  SUBSIDIARY
     COMPANY/IES

6(b)      Subject to the  provisions of the Act, the company may, with the prior approval  of a  special  resolution  by its  shareholders  in  general meeting:

          6(b).1 acquire any shares issued by its holding company;

          6(b).2 authorise any subsidiary to acquire shares in it.

2    add new article number 13(a) to read as follows:

         PAYMENTS TO SHAREHOLDERS

13(a)     Subject to the  provisions  of the act,  the  company  mat by way of a special resolution of shareholders in general meeting make payments to its shareholders  whether or not payments result in a reduction of the issued share capital,  share premium stated  capital,  reserves and/or capital  redemption  reserve  fund,  provided  that the  provisions of articles  55, 56 and 57 shall  apply in  relation  to the  payment  of dividends.

3    delete article number 13.2 in its entirety.

4    add new article number 50 (a):

     50(a)     Directors of the company may part6icipate in and act at any board meeting  through  the  use of a  conference  telephone  or  other
               communication   equipment   by  means  of   which   all   persons
               participating in the meeting can hear each other at approximately the same time. Such  participation by director/s shall constitute attendance and presence in person at the meeting.'"

The terms of the special resolutions appear above and the effect thereof will be and the reasons therefor are to:

1    change the name of the company as chosen by the shareholder and director of the company and to reflect the correct business in relation to the name;

2    change the main  business and main object of the company to reflect its new principal business as indicated by the name;

3    amend  the  company's  articles  of  association,   reflecting  he  various
     pertinent changes made to the Companies Act, 1973, as amended.